                                                                                                    Exhibit 12

                                                      PROTECTIVE LIFE CORPORATION
                                                            (in thousands)

                                                        1999         1998         1997         1996        1995
                                                        ----         ----         ----         ----        ----

Computation of Ratio of Consolidated
     Earnings to Fixed Charges
Income before income tax                              $255,775     $220,724     $179,373     $139,741     $121,034
Less pretax minority interest(1)                          (117)           0            0            0            0
Add interest expense                                    16,003       13,512       10,768       10,063        9,589
                                                      --------     --------     --------     --------    ---------

Earnings before interest and taxes                    $271,661     $234,236     $190,141     $149,804     $130,623
                                                       =======      =======      =======      =======      =======

Earnings before interest and taxes
     divided by interest expense                          17.0         17.3         17.7         14.9         13.6

Computation of Ratio of Consolidated
     Earnings to Combined Fixed Charges
     and Distributions on the Guaranteed
     Preferred Beneficial Interests
Income before income tax                              $255,775     $220,724     $179,373     $139,741     $121,034
Less pretax minority interest(1)                          (117)           0            0            0            0
Add interest expense                                    16,003       13,512       10,768       10,063        9,589
                                                      --------     --------     --------     --------    ---------

Earnings before interest and taxes                    $271,661     $234,236     $190,141     $149,804     $130,623
                                                       =======      =======      =======      =======      =======

Earnings before interest and taxes
     divided by interest expense and
     distributions on Guaranteed
     Preferred Beneficial Interests(2)                     8.5          7.3          9.2         10.0          9.0

Computation of Ratio of Consolidated
     Earnings to Combined Fixed Charges,
     Distributions on the Guaranteed
     Preferred Beneficial Interests and
     Interest Credited on Investment
     Products
Income before income tax                              $255,775     $220,724     $179,373     $139,741     $121,034
Less pretax minority interest(1)                          (117)           0            0            0            0
Add interest expense                                    16,003       13,512       10,768       10,063        9,589
Add interest credited on investment products           331,746      352,721      299,004      280,377      286,710
                                                       -------      -------      -------      -------      -------

Earnings before interest and taxes                    $603,407     $586,957     $489,145     $430,181     $417,333
                                                       =======      =======      =======      =======      =======

Earnings before interest and taxes
     divided by interest expense plus
     distributions on Guaranteed
     Preferred Beneficial Interests(2)
     and interest credited on investment
     products                                              1.7          1.5          1.5          1.5          1.4
                                                           ===          ===          ===          ===          ===

(1)       Does not include distributions on Guaranteed Preferred Beneficial Interests.

(2)       Distributions on Guaranteed Preferred Beneficial Interests were $16,138,  $18,612,  $9,836,  $4,950 and $4,950 for 1999,
          1998, 1997, 1996 and 1995, respectively.